UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the  Securities Exchange Act of 1934
(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

INTERNATIONAL ALUMINUM CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

Reg. (S) 240.14a-101.
SEC 1913 (3-99)

INTERNATIONAL ALUMINUM CORPORATION
767 Monterey Pass Road
Monterey Park, California 91754

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
October 31, 2002

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of International Aluminum Corporation (the “Company”) will be held at the corporate offices of the Company at 767 Monterey Pass Road, Monterey Park, California, on Thursday, October 31, 2002 at 2:00 p.m., Pacific time, for the following purposes:

1.	To elect seven directors for the ensuing year and until their successors are elected and qualified.

2.	To ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending June 30, 2003.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on September 10, 2002 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

You are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, please promptly sign, date and mail the enclosed proxy in the accompanying envelope, which requires no postage. If you decide to attend the meeting and wish to vote your shares in person, you may revoke your proxy at that time. If you own your shares in “street name,” you must obtain a proxy form from the institution in whose name your shares are held in order to vote in person at the meeting.

Since a majority of the outstanding shares must be represented at the meeting in order to transact business, your promptness in returning the enclosed proxy will be appreciated. Shares represented by proxies received but marked as abstentions, and so-called broker non-votes, will be considered present at the meeting for purposes of determining the presence of a quorum.

By Order of the Board of Directors

David C. Treinen
President and Secretary

Monterey Park, California
September 20, 2002

INTERNATIONAL ALUMINUM CORPORATION
767 Monterey Pass Road
Monterey Park, California 91754

PROXY STATEMENT

To the Shareholders of
International Aluminum Corporation:

Your proxy, in the form enclosed, is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on October 31, 2002, and at any postponement or adjournment thereof, for the purposes described in the accompanying Notice of Annual Meeting and in this Proxy Statement.

It is anticipated that this Proxy Statement, together with the accompanying proxy, will first be mailed on or about September 27, 2002 to the Company’s shareholders.

Record Date and Outstanding Shares

Shareholders of record at the close of business on September 10, 2002 are entitled to receive notice of, and to vote at, the meeting. There were 4,244,794 shares of common stock outstanding as of the record date.

Quorum and Voting

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock of the Company is necessary to constitute a quorum for the transaction of business at the meeting.

Shareholders are entitled to one vote for each share of common stock held on the record date on each matter to be presented for consideration and action by the shareholders, except that shareholders may cumulate their votes as to the election of directors. Cumulative voting means that each shareholder may cast a total number of votes equal to seven (i.e., the number of directors to be elected at the meeting) multiplied by the number of shares owned by the shareholder as of the record date. This total number of votes may be cast for one nominee, may be divided equally among the seven nominees or may be divided among two or more of the nominees in any manner the shareholder chooses. A shareholder is entitled to cumulate votes, however, only with respect to nominees whose names are placed in nomination prior to voting and only if the shareholder, prior to the voting, gives notice of his intention to cumulate votes. If any shareholder gives such notice, all shareholders may cumulate their votes.

Except as to the election of directors, approval of the matters to be considered at the meeting will require the affirmative vote of a majority of the outstanding shares of common stock represented and voting at the meeting, provided that such shares constitute at least a majority of the required quorum for the meeting. As to the election of directors, nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected at the meeting.

Proxies

Unless revoked, all shares represented by a properly executed proxy received in time for the meeting will be voted by the proxy holders in accordance with the instructions specified in the enclosed proxy card. If no instruction is specified on a proxy with respect to any proposal to be acted upon, the shares represented by the proxy will be voted “FOR”:

•	the election as directors the seven nominees named herein; and

•	ratification of the selection of PricewaterhouseCoopers LLP as independent accountants for the Company.

In the event that there should be cumulative voting in the election of directors, unless otherwise specifically instructed, the proxy holders intend to distribute the total number of votes represented by each proxy among the director nominees in such proportion as they see fit. Although the Company does not presently know of any other business to come before the meeting, if any other business should properly come before the meeting, the persons named in such proxies will vote thereon in accordance with their best judgment.

A shareholder executing and returning a proxy may revoke it at any time before it has been voted by:

•	giving written notice of revocation to the Secretary of the Company;

•	appearing in person and voting at the meeting; or

•	submitting to the Secretary of the Company a duly executed proxy bearing a later date.

Abstentions and Broker Non-Votes

Abstentions will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum for the transaction of business, and will have the same effect as a vote against Proposal 2. If a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, which is called a broker non-vote, those shares also will be counted for purposes of determining the presence of a quorum and have the same effect as a vote against Proposal 2. Abstentions and broker non-votes will not affect the outcome of the voting as to the election of directors.

PROPOSAL 1—ELECTION OF DIRECTORS

The By-Laws of the Company provide for seven directors. Each of the nominees has indicated his willingness to serve as a director if elected at the meeting. If any one or more of such nominees should for any reason be unavailable to serve, the proxy holders will vote for a substitute nominee at their discretion. Proxies received cannot be voted for a greater number of persons than the number of nominees named below.

Information about Nominees

The information below sets forth the names of all directors and nominees for director of the Company, all positions and offices held by each such person with the Company and a brief account of the principal business experience of each nominee. With the exception of Mr. Rudy, each of the nominees is an incumbent director elected at the 2001 annual meeting of shareholders. Mr. Rudy was elected by the Board on November 19, 2001, to fill a vacancy created by the resignation of Mitchell K. Fogelman.

Cornelius C. Vanderstar.    Mr. Vanderstar has been Chairman of the Company’s Board of Directors since its inception in 1963 as the successor to an aluminum fabrication business which he founded in 1957. He has been responsible for the formation of the overall policy of the Company and its subsidiaries and prior to October, 1972, also served as President of the Company.

David C. Treinen.    Mr. Treinen has been employed by the Company or its subsidiaries since 1964 and an officer of the Company since October 1969. He served as Senior Vice President—Finance/Administration for 27 years prior to being elected President of the Company in June 2000. Mr. Treinen continues to serve as Secretary of the Company, a position he has held since February 1973.

John P. Cunningham.    Mr. Cunningham, retired Vice Chairman of the Board of Directors, was employed by the Company or its subsidiaries from 1959 through his retirement in June of 1999. He served as President of the Company from October of 1972 through November of 1998, prior to which he served as Vice President— Operations.

        Joel F. McIntyre.    Since August 1998, Mr. McIntyre has been engaged in the practice of business and corporation law with offices in Los Angeles County. From February 1993 through July 1998, Mr. McIntyre served as Managing Partner of McIntyre, Borges & Burns LLP and successor entities and from 1963 through 1993 he was an attorney with the law firm of Paul, Hastings, Janofsky and Walker. Mr. McIntyre, who is Chairman of the Board’s Compensation Committee and a member of the Audit Committee, received a B.A. degree from Stanford University in 1960 and a J.D. degree from the University of California, Los Angeles in 1963.

David M. Antonini.    Since 1984, Mr. Antonini has been a principal of White, Nelson & Co., a certified public accounting and consulting firm located in Anaheim, California. He is a member of the Tax Division of the American Institute of Certified Public Accountants and a member of the California Society of Certified Public Accountants. Mr. Antonini is Chairman of the Board’s Audit Committee and a member of the Compensation Committee. Mr. Antonini also holds an A.A. degree in Computer Science and a J. D. degree. He currently is Chairperson of White Nelson’s International Tax Group and its Mergers, Acquisitions and Dispositions Group. Prior to becoming a principal with White Nelson, he served as a Tax Manager with PricewaterhouseCoopers LLP.

Alexander L. Dean.    Mr. Dean is President of David Brooks Company, a manufacturer and distributor of ceramic planters located in Costa Mesa, California, a position which he has held for the last 12 years. Prior to joining the David Brooks Company, he served eight years as President of Builders Incorporated, a firm specializing in real estate development and apartment and commercial building management. Mr. Dean is a member of the Board’s Audit and Compensation Committees. He holds Masters degrees in Finance from Yale University and in Regional Planning from the University of North Carolina.

Ronald L. Rudy.    Mr. Rudy, employed by the Company since 1972, served in various sales and management positions with subsidiaries of the Company prior to being elected Vice President—Operations in September 1983. He was elevated to Senior Vice President—Operations in June 1995.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION AS DIRECTORS THE NOMINEES NAMED ABOVE. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THEIR ELECTION UNLESS OTHERWISE INSTRUCTED.

Principal Security Holders

To the best of the Company’s knowledge, the following table sets forth, as of September 10, 2002, the names, addresses and share ownership of each person and entity, other than Cornelius C. Vanderstar (see “Security Ownership of Management”), believed to be the beneficial owner of more than 5% of the Company’s outstanding common stock. Except as otherwise noted, each of the named shareholders is believed to have sole voting and dispositive powers with respect to the shares listed below.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)		Percent
Kenneth D. Peterson, Jr.	330,100	(2)	7.8%
16703 SE McGillivray Boulevard,
Suite 210
Vancouver, WA 98683

First Pacific Advisors, Inc.	246,400	(3)	5.8%
11400 West Olympic Blvd.
Los Angeles, CA 90064

Dimensional Fund Advisors, Inc.	228,700	(4)	5.4%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

(1)
Based on information contained in the most recent Schedule 13D’s and 13G’s filed by such shareholders with the Securities and Exchange Commission and information provided by Vickers Stock Research Corporation.

(2)
Includes 312,200 shares as to which Mr. Peterson shares voting and dispositive power with Columbia Ventures Corporation, of which Mr. Peterson is the Chief Executive Officer, sole director and sole shareholder.

(3)
First Pacific Advisors, Inc. has no voting power with respect to 143,800 of the shares shown. It has shared voting power with respect to 102,600 shares and shared dispositive power with respect to all shares.

(4)
Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts, or “portfolios.” In its roles as investment advisor and manager, Dimensional possesses both voting and investment power over the securities that are owned by the portfolios. All of the shares shown are owned by the portfolios, and Dimensional disclaims beneficial ownership of such shares.

Security Ownership of Management

The following table lists, as of September 10, 2002, the names of all directors, nominees to serve as directors and executive officers of the Company, their ages, present positions, and the number and percentage of shares of common stock beneficially owned by each such person and by all directors, nominees to serve as directors and executive officers as a group. Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and dispositive power with respect to such shares. An asterix denotes beneficial ownership of less than 1%.

Names	Age	Present Position(s)	Director Since	Shares Beneficially Owned(1)		Percent(1)
Cornelius C. Vanderstar(2)	87	Chairman and Chief Executive Officer	1963	1,720,700	(3)	40.5%

John P. Cunningham	70	Director	1963	146,606	(4)	3.5%

David C. Treinen	63	President and Secretary; Director	1993	47,715	(5)	1.1%

Joel F. McIntyre	63	Director	1980	—		*

David M. Antonini	50	Director	2000	—		*

Alexander L. Dean	57	Director	2000	300		*

Ronald L. Rudy	61	Senior Vice President—Operations	2001	25,757	(6)	*

Mitchell K. Fogelman	51	Senior Vice President—Finance		23,500	(7)

All executive officers, directors and director- nominees as a group (8 persons)				1,964,578	(8)	46.0%

(1)
Shares which may be acquired by a person or group within 60 days of September 10, 2002, upon the exercise of stock options (“Stock Option Shares”) are treated as outstanding for purposes of calculating the percentage ownership of such person or group, but are not treated as outstanding for purposes of calculating the percentage ownership of any other person.

(2)	Mr. Vanderstar’s mailing address is c/o of International Aluminum Corporation, P.O. Box 6, Monterey Park, California 91754.
(3)
The shares shown are held of record by the Vanderstar Family Trust, Cornelius C. and Marguerite D. Vanderstar, Trustees. Marguerite D. Vanderstar is Mr. Vanderstar’s wife, and, as a Trustee, also is deemed to beneficially own the shares shown.

(4)
The shares shown are held by the Cunningham Family Trust, Patricia M. Cunningham, Trustee. Patricia M. Cunningham is the wife of Mr. Cunningham, and, as a Trustee, also is deemed to beneficially own the shares shown.

(5)
Includes 37,715 shares held by the Treinen Family Trust, David C. and Susan M. Treinen, Trustees, and 10,000 Stock Option Shares. Susan M. Treinen is the wife of Mr. Treinen, and, as a Trustee, also is deemed to beneficially own the shares shown.

(6)	Includes 10,000 Stock Option Shares.
(7)	Includes 7,500 Stock Option Shares.
(8)	Includes 27,500 Stock Option Shares.

Other Executive Officers

The executive officer of the Company who is not a director or nominee for election as a director is:

Name	Age	Position
Mitchell K. Fogelman	51	Senior Vice President—Finance

Mr. Fogelman, elected to his present position in June 2000, has been employed by the Company since 1982. Prior to assuming his present position he served as Vice President—Controller.

THE BOARD OF DIRECTORS

Meetings, Organizations and Remuneration

The business affairs of the Company are managed by and under the direction of the Board of Directors, although the Board is not involved in day-to-day operations. The Board met four times during the fiscal year ended June 30, 2002. Directors, except those who are employees of the Company, are paid $4,500 per quarter for services as directors plus $500 for each meeting attended. Members of committees of the Board receive $500 for each committee meeting attended. Each incumbent nominee for Director attended at least 75% of the aggregate of all Board meetings and meetings of Committees on which he served during the fiscal year ended June 30, 2002.

Audit Committee

The functions of the Audit Committee and its activities during fiscal 2002 are described below under the heading “Report of the Audit Committee.” Messrs. Antonini (Chairman), Dean and McIntyre served as Audit Committee members during fiscal 2002. The Board has confirmed that each member of the Audit Committee is “independent” within the meaning of the New York Stock Exchange’s rules governing audit committees.

Compensation Committee

The function of the Compensation Committee is to make recommendations to the Board of Directors regarding remuneration arrangements for executive officers of the Company, including the granting of stock options pursuant to the Company’s stock option plans. The Compensation Committee also reviews and makes recommendations with respect to participation of executive officers in the Company’s Annual Bonus Plan. One meeting of the Committee was held during fiscal 2002. Messrs. McIntyre (Chairman), Antonini and Dean served as Compensation Committee members during fiscal 2002.

Board Nominations

The Company’s Board of Directors has no standing Nominating Committee. The Board in its entirety acts upon matters which would otherwise be the responsibility of such a committee.

Section 16 Reporting

Under current securities laws, the Company’s directors, executive officers and any persons holding more than 10% of the Company’s common stock are required to report their initial ownership and any subsequent changes in that ownership to the Securities and Exchange Commission and to the New York Stock Exchange. Specific due dates for the required reports have been established and the Company is required to disclose in this proxy statement any failure to file by those dates. To the best of the Company’s knowledge, all filing requirements for fiscal 2002 were timely satisfied.

In making this disclosure, the Company has relied on a review of copies of forms furnished to the Company, discussions with those persons known to be subject to Section 16(a) reporting requirement and written representations that no other reports were required relating to fiscal 2002.

REPORT OF THE AUDIT COMMITTEE

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the Report by reference therein:

The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee is composed of three outside directors, each of whom is financially literate and able to understand fundamental financial statements. One of the Committee members has accounting-related financial management expertise. The Audit Committee met four times during fiscal 2002. The members of the Audit Committee are Messrs. Antonini (Chairman), Dean and McIntyre.

In connection with the Company’s consolidated financial statements for the fiscal year ended June 30, 2002, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management and with representatives of PricewaterhouseCoopers LLP, the Company’s independent accountants.

•	discussed with the Company’s independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees);

•	received from the Company’s independent accountants information regarding their independence as required by Independence Board Standard No. 1 (Independence Discussions with Audit Committees); and

•	discussed with the Company’s independent accountants their independence.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002 for filing with the Securities and Exchange Commission.

David M. Antonini, Chairman
Alexander L. Dean
Joel F. McIntyre

AUDIT FEES

The aggregate audit fees billed or to be billed to the Company for the fiscal year ended June 30, 2002 by PricewaterhouseCoopers LLP, its independent auditors, were $151,000. The Company paid no fees to its independent auditors during fiscal 2002 for financial information systems design and implementation or any other services.

COMPENSATION COMMITTEE REPORT

The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the Report by reference therein:

The compensation of the Chief Executive Officer (“CEO”) and the Company’s other senior executives is determined by the Board of Directors after receiving the recommendation of the Compensation Committee (the “Committee”) of the Board of Directors. The Committee, which also has oversight responsibility for the incentive compensation plans for all of the Company’s executive employees, is a standing committee of the Board of Directors comprised entirely of independent directors. No member of the Committee is eligible to participate in any of the compensation plans or programs it administers.

Compensation Philosophy

The Company’s executive compensation philosophy, developed over the past decade, reflects the belief of the Board of Directors that the interests of executives should be closely aligned with those of the Company’s stockholders. As a consequence, substantially all awards of incentive bonuses and grants of stock options are tied to the attainment of results that benefit the Company and its stockholders. The Company’s compensation philosophy ensures that executives are motivated to improve the overall performance and profitability of the Company as well as the specific division or area of operations for which each individual executive is responsible.

Compensation Program

The Committee regularly reviews currently available information regarding the executive compensation programs of other companies that are operating in one or more of the Company’s markets, as well as a group of comparable manufacturing companies nationwide, to ensure that the Company’s plans and practices are competitive and appropriate in light of the Company’s performance and compensation philosophy. As discussed below, an executive officer’s compensation package is comprised of three principal components: (1) base salary; (2) annual incentives; and (3) stock options.

Base Salary.    The Company sets executive base salaries at the lower end of the average range of salaries paid by United States manufacturing companies with annual revenues comparable to the Company’s. The Company regularly reviews pay data available from third-party sources to determine if its base salary levels meet the Company’s objectives. A number of factors are considered in establishing base salary levels for Company executive officers including the executive’s recent performance, level of responsibility, years of service with the Company and overall competitiveness relative to comparable positions at other companies.

The CEO’s base salary for fiscal 2002 was $253,600, unchanged from the base salary set in July of 1998. The CEO’s base salary and the other elements of his compensation are determined in accordance with the policies previously described herein which are applicable to all the senior executives of the Company.

Annual Incentives.    Administrative employees of the Company and its subsidiaries, including the executive officers other than the CEO, may earn annual incentive compensation under the Company’s Annual Incentive Plan (“Plan”). Approximately 400 employees were eligible to participate in the Plan at fiscal year end. A participant’s incentive opportunity is based upon his or her tier level within the Plan. Tier incentive opportunity increases based upon an individual’s potential to affect operating profitability. The plan’s objective is to make a percentage of each such employee’s pay performance based.

Each year, the Board of Directors reviews with the Chief Operating Officer and other key management personnel the business plan for the ensuing year, following which the Board approves the plan with changes that the Board deems appropriate. Target income levels (income before interest and taxes) are developed based in part on competitive market data and on assessment of past and anticipated future performance. Awards for corporate employees are based on overall corporate performance. Awards to operating subsidiary employees are based on a combination of corporate, segment and subsidiary performance.

Under the Plan eligible executive officers may qualify to receive annual cash bonuses ranging from 20% to 60% of their base salaries. No bonuses were paid or accrued on behalf of executive officers for fiscal 2002.

Stock Options.    Stock options are granted to encourage and facilitate executive stock ownership and to underscore the importance of enhancing shareholder value over the long term. Incentive stock options are granted at 100% (and, in some instances, 110%) of the fair market value of the underlying stock on the date of grant, thus rewarding optionees only for appreciation in the Company’s common stock enjoyed by all Company stockholders. Nonstatutory stock options may be granted in certain circumstances at 80% or more of the fair market value of the underlying stock on the grant date. While all executives are eligible to receive stock options, participation in a grant, as well as the size and terms of the grants to participating executives, are contingent upon performance and overall level of compensation.

Joel F. McIntyre, Chairman
David M. Antonini
Alexander L. Dean

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER INFORMATION

The Compensation Committee is comprised exclusively of directors who are not and have never been employees of the Company. No executive officer of the Company serves on the Compensation Committee or as a director of another company for which any member of the Compensation Committee serves as a director or executive officer.

EXECUTIVE COMPENSATION

The following table sets forth, on an accrual basis, all cash and non-cash compensation earned by or awarded to the Company’s Chief Executive Officer and its three other most highly compensated executive officers for all services rendered to the Company and its subsidiaries for the fiscal years indicated:

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation		Other Annual Compensation(2)
		Salary	Bonus(1)
Cornelius C. Vanderstar	2002	$253,600		$1,001
Chairman of the Board	2001	253,600		3,958
and Chief Executive Officer	2000	253,600		3,231

David C. Treinen	2002	250,000		993
President and Chief Operating Officer; Secretary	2001	238,000	$21,420	3,936
	2000	221,900		3,212

Ronald L. Rudy	2002	229,000		984
Senior Vice President-Operations	2001	218,000	19,520	3,900
	2000	211,350		3,181

Mitchell K. Fogelman	2002	191,000		973
Senior Vice President-Finance	2001	182,000	16,380	3,856
	2000	161,340		3,142

(1)	Represents amounts paid under the Company’s Managerial Incentive Bonus Plan.

(2)	Represents contributions, on the same basis as all eligible employees, to the Company’s Profit Sharing Plan, a defined contribution retirement plan.

Stock Options

The following table summarizes the number of stock options held by the named executive officers at June 30, 2002, all of which were currently exercisable. No options were granted during fiscal 2002 and none of the options held by such executive officers at year-end were “in the money.”

Name	Number of Shares Underlying Unexercised Options Held at Fiscal Year-End
Exercisable
David C. Treinen	10,000
Ronald L. Rudy	10,000
Mitchell K. Fogelman	7,500

Equity compensation Plan Information

The Company has two stock option plans, both of which have been approved by shareholders. As of June 30, 2002, the number of options outstanding and remaining available under the approved plans were as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options (a)		Weighted average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders	108,000	(1)	$28.54	389,700
Equity compensation plans not approved by shareholders	—		—	—

Total	108,000		$28.54	389,700

(1)
All outstanding options were granted under the Company’s 1991 Plan under which authority to grant additional options expired on August 15, 2001. Assuming that all of the options currently outstanding were to expire or be cancelled in the future without being exercised, the maximum number of shares available for future issuance under the Company’s 2001 Plan would be 497,700 shares.

STOCK PERFORMANCE GRAPH

The Stock Price Performance Graph below compares the cumulative total shareholder return on the Company’s Common Stock against the cumulative total return of the S&P 500 Index and the S&P Building Products Index.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
AMONG INTERNATIONAL ALUMINUM CORPORATION, S&P 500 INDEX AND S&P BUILDING PRODUCTS INDEX

Assumes $100.00 invested on June 30, 1997. Total return assumes reinvestment of dividends.

PROPOSAL 2—RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Board of Directors of the Company, in accordance with the recommendation of its Audit Committee, none of whom is an officer of the Company, has selected PricewaterhouseCoopers LLP as independent accountants of the Company for the year ending June 30, 2003 and further directed that such selection be submitted for ratification by the shareholders at the annual meeting. PricewaterhouseCoopers LLP, a nationally known firm of independent accountants, has audited the Company’s financial statements for over 20 years. Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting and will be available to make a statement if they so desire and to respond to appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR FISCAL 2003. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” RATIFICATION OF THEIR SELECTION UNLESS OTHERWISE INSTRUCTED.

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended June 30, 2002 is available without charge to shareholders upon written request. Requests should be addressed to Mr. Mitchell K. Fogelman, Senior Vice President—Finance, International Aluminum Corporation, P. O. Box 6, Monterey Park, California 91754. The report may also be obtained by visiting the Company’s website at www.intlalum.com.

SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

Any shareholder who intends to present a proposal at the Company’s 2003 Annual Meeting of Shareholders is advised that in order for such proposal to be included in the Board of Directors’ proxy material for such meeting, the proposal must be directed to the Secretary of the Company at its principal executive offices such that it is received no later than May 31, 2003, and the proposal must meet certain eligibility requirements of the Securities and Exchange Commission. The Company’s management proxies may exercise their discretionary voting authority, without any discussion of the proposal in the Company’s proxy materials, with respect to any proposal which is received by the Company after August 15, 2003.

OTHER MATTERS

The Company’s Annual Report to Shareholders, including financial statements, for the year ended June 30, 2002, accompanies this Proxy Statement.

The management of the Company does not know of any matter to be acted upon at the meeting other than the matters above described. If any other matter properly comes before the meeting, however, the proxy holders of the proxies will vote thereon in accordance with their best judgment.

The cost of soliciting proxies will be borne by the Company. The proxy soliciting material, in addition to being mailed directly to shareholders, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of stock, and the Company expects to reimburse such parties for their reasonable charges and expenses in connection therewith.

Although it is contemplated that proxies will be solicited principally through the use of the mail, the solicitation of proxies may be made by means of personal calls upon, or telephonic or other communications with, shareholders or their personal representatives by directors, officers and employees of the Company, who will not be specially compensated for such services.

By Order of the Board of Directors

David C. Treinen
President and Secretary

September 20, 2002

P R O X Y
INTERNATIONAL ALUMINUM CORPORATION
767 Monterey Pass Road
Monterey Park, CA 91754
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby revokes all previous proxies and constitutes and appoints Cornelius C. Vanderstar and David C. Treinen, and each or either of them, as proxies of the undersigned, each with the power to appoint his substitute, to represent and to vote as designated below, all the shares of common stock of International Aluminum Corporation held of record by the undersigned on September 10, 2002 at the Annual Meeting of Shareholders to be held on October 31, 2002 and at any postponement or adjournment thereof.

1. ELECTION OF DIRECTORS:	☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION:    To withhold authority to vote for any individual nominee mark the box next to the nominee’s name below).

☐  C. Vanderstar        ☐  D. Treinen        ☐  J. Cunningham        ☐  J. McIntyre        ☐  R. Rudy        ☐  D. Antonini        ☐  A. Dean

2.	PROPOSAL TO RATIFY SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF THE CORPORATION:
☐  FOR                ☐  AGAINST                    ☐  ABSTAIN

3.   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

Dated:                                 , 2002

Signature

Signature (if held jointly)

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.